Exhibit 107

Calculation of Filing Fee Table

Form S-3ASR

(Form Type)

Viavi Solutions Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Preferred Stock, par value $0.001 per share(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Equity	Depositary Shares(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Debt	Debt Securities(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Debt Convertible into Equity	Debt Securities(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Non-Convertible Debt	Debt Securities(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Warrants(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Purchase Contracts(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Rights(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

	Other	Units(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)

Represents securities that may be offered and sold from time to time in one or more offerings by Viavi Solutions Inc. (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on conversion, exercise or exchange of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.